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                                                                 Exhibit 10 g(3)

                             FOURTH AMENDMENT TO THE
          HUNTINGTON BANCSHARES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         Effective January 1, 2000, Section 2.04 is amended to read as set forth below:

         SECTION 2.04 AVERAGE MONTHLY EARNINGS The term "Average Monthly Earnings" shall mean the Member's highest twelve (12) consecutive months of base compensation out of the previous sixty (60) months at the time of retirement or the incidence of Disability, if earlier, divided by 12. Effective for compensation paid after December 31, 1999, base compensation includes 50% (fifty percent) of bonuses and incentive or commission compensation paid or deferred pursuant to incentive plans with one year or less measurement periods.

         Effective January 1, 1999, Section 4.01 is amended to read as set forth below:

         SECTION 4.01 When a Member retires on or after his Normal Retirement Date, he shall be entitled to receive a Monthly Retirement Income under this Plan as calculated by the Administrative Committee. The amount of a Member's Monthly Retirement Income shall be sixty-five percent (65%) of his Average Monthly Earnings reduced by the amounts set forth in Sections 4.01(a), 4.01(b) and 4.01(c).

         Sections 4.01(a) through 4.01(c) are unchanged.